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EXHIBIT 11

                        DECHERT PRICE & RHOADS LETTERHEAD

                                 March 3, 2000

Scudder Pathway Series on behalf of
Scudder Pathway Series: Conservative Portfolio
Two International Place
Boston, Massachusetts 02110-4103

Dear Sirs:

      We have acted as counsel to Scudder Pathway Series, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of AARP Shares class of shares of beneficial interest by the Trust in connection with the acquisition by Scudder Pathway
Series: Conservative Portfolio, a series of the Trust, of the assets of AARP Diversified Income with Growth Portfolio, a series of AARP Managed Investment Portfolios Trust, which shares are registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission.

      We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various trust records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

      On the basis of the foregoing, we are of the opinion that the AARP Shares class of shares of beneficial interest of the Trust being registered under the Securities Act of 1933 in the Registration Statement, subject to the creation of AARP Shares class of shares in accordance with the laws of the Commonwealth of Massachusetts, will be legally and validly issued, fully paid and non-assessable by the Trust, upon transfer of the assets of AARP Diversified Income with Growth Portfolio pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

      We hereby consent to the filing of this opinion with and as part of the Registration Statement.

                                        Very truly yours,

                                        /s/ DECHERT PRICE & RHOADS


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